Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 22, 2010, in the Registration Statement (Form N-2) and related Prospectus of White Oaks Capital Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California
April 22, 2010